Exhibit 99.1

Kevin Bentley
12908 Portifino St.
Fort Worth, Texas 76126

April 8, 2015

via hand-delivery

UMED Holdings, Inc.
6628 Bryant Irvin Rd. Suite 250
Fort Worth, Texas 76132

To UMED Holdings, Inc. and its Directors and Officers:

With this letter, I hereby submit my resignation as Chief Executive officer and terminate my employment agreement effective as of April 8, 2015.

I am thankful for the opportunity to serve as Chief Executive Officer of UMED Holdings Inc. for the past 4 years, and I offer my best wishes for its continued success.

Sincerely,

/s/Kevin Bentley